Exhibit 1.1

GREAT ELM CAPITAL CORP.

(a Maryland corporation)

EQUITY DISTRIBUTION AGREEMENT

May 6, 2025

Lucid Capital Markets, LLC

570 Lexington Avenue, 40th Floor

New York, New York 10022

Ladies and Gentlemen:

Great Elm Capital Corp., a Maryland corporation (the “Company”), and Great Elm Capital Management, LLC, a Delaware limited liability company (the “Adviser”), each confirms its agreement (this “Agreement”) with Lucid Capital Markets, LLC (the “Agent”), as follows:

SECTION 1. Description of Securities.

The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, the Company may issue and sell through the Agent, acting as agent and/or principal, shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), having an aggregate offering price of up to $100,000,000 (the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 regarding the aggregate offering price of the shares of Common Stock issued and sold under this Agreement (such shares being referred to herein as the “Shares”) shall be the sole responsibility of the Company, and the Agent shall not have any obligation in connection with such compliance. The issuance and sale of the Shares through the Agent will be effected pursuant to the Registration Statement (as defined below) filed by the Company and declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue the Shares.

The Company has filed, pursuant to the Securities Act of 1933, as amended (collectively with the rules and regulations of the Commission promulgated thereunder, the “Securities Act”), with the Commission a shelf registration statement on Form N-2 (File No. 333-283503), including a base prospectus relating to the Common Stock to be issued from time to time by the Company. Such registration statement was declared effective on January 13, 2025. The Company has prepared a prospectus supplement specifically relating to the Shares (the “Prospectus Supplement”) to the base prospectus. Such registration statement, as amended when it most recently became effective, including the exhibits and schedules thereto and all documents incorporated or deemed to be incorporated by reference therein, and including any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424 under the Securities Act (“Rule 424”) with respect to the offer, issuance and/or sale of the Shares and deemed to be a part of the registration statement pursuant to Rule 430B under the Securities Act, and also including any registration statement relating to the Shares filed pursuant to Rule 462(b) under the Securities Act (a “Rule 462(b) Registration Statement”), is hereinafter referred to as the “Registration Statement.” The base prospectus included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424, including documents incorporated or deemed to be incorporated therein by reference, is herein called the “Prospectus.” Any reference herein to the Prospectus Supplement or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement and any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424, in each case after the date of the Prospectus Supplement or the Prospectus, as the case may be.

All references in this Agreement to the Registration Statement, the Prospectus or any amendments or supplements to any of the foregoing shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (EDGAR).

SECTION 2. Placements.

The Shares are to be sold on a daily basis or otherwise as shall be agreed to by the Company and the Agent on any day that (A) is a trading day for The Nasdaq Global Market (“Nasdaq”) or such other securities exchange on which the Shares may then be listed (other than a day on which such securities exchange is scheduled to close prior to its regular weekday closing time), (B) the Company has instructed the Agent by telephone (confirmed promptly by electronic mail) to make such sales and (C) the Company has satisfied its obligations under Section 8 of this Agreement. Each time that the Company wishes to issue and sell the Shares hereunder (each, a “Placement”), it will notify the Agent by email notice (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires the Shares to be sold, which shall at a minimum include the number of Shares to be issued and sold (the “Placement Securities”), the time period during which sales are requested to be made, any limitation on the number of Shares that may be sold in any one day and any minimum price below which sales may not be made (which minimum price shall not be less than the Company’s most recently determined net asset value per share) (a “Placement Notice”), a form of which containing such minimum sales parameters necessary is attached hereto as Exhibit A . The Placement Notice shall originate from any of the individuals from the Company set forth on Exhibit B (with a copy to each of the other individuals from the Company listed on such schedule) and shall be addressed to each of the individuals from the Agent set forth on Exhibit B, as such Exhibit B may be amended from time to time.

If the Agent wishes to accept such proposed terms included in the Placement Notice (which it may decline to do for any reason in its sole discretion) or, following discussion with the Company, wishes to accept amended terms, the Agent will, prior to 4:30 p.m. (New York City Time) on the business day following the business day on which such Placement Notice is delivered to the Agent, issue to the Company a notice by email (or other method mutually agreed to in writing by the parties) addressed to all of the individuals from the Company and the Agent set forth on Exhibit B) setting forth the terms that the Agent is willing to accept. Where the terms provided in the Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or the Agent until the Company delivers to the Agent an acceptance by email (or other method mutually agreed to in writing by the parties) of all of the terms of such Placement Notice, as amended (the “Acceptance”), which email shall be addressed to all of the individuals from the Company and the Agent set forth on Exhibit B. The Placement Notice (as amended by the corresponding Acceptance, if applicable) shall be effective upon receipt by the Company of the Agent’s acceptance of the terms of the Placement Notice or upon receipt by the Agent of the Company’s Acceptance, as the case may be, unless and until (i) the entire amount of the Placement Securities has been sold, (ii) the Company terminates the Placement Notice in accordance with Section 4 below, (iii) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, (iv) this Agreement has been terminated under the provisions of Section 14 or (v) either party shall have suspended the sale of the Placement Securities in accordance with Section 4 below. The amount of any commission, discount or other compensation to be paid by the Company to the Agent in connection with the sale of the Placement Securities shall be calculated in accordance with the terms set forth in Exhibit C. It is expressly acknowledged and agreed that neither the Company nor the Agent will have any obligation whatsoever with respect to a Placement or any Placement Securities unless and until the Company delivers a Placement Notice to the Agent and either (i) the Agent accepts the terms of such Placement Notice or (ii) where the terms of such Placement Notice are amended, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice (as amended by the corresponding Acceptance, if applicable), the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable) will control.

SECTION 3. Sale of Placement Securities by the Agent.

Subject to the provisions of Section 7(a), the Agent, for the period specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Placement Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). The Agent will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Securities hereunder setting forth the number of Placement Securities sold on such day, the compensation payable by the Company to the Agent pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by the Agent (as set forth in Section 7(b)) from the gross proceeds that it receives from such sales. Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), the Agent may sell Placement Securities by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made directly on the Nasdaq, on any other existing trading market for shares of the Common Stock or to or through a market maker. Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), the Agent may also sell Placement Securities by any other method permitted by law, including but not limited to in privately negotiated transactions. For the purposes hereof, “Trading Day” means any day on which the Nasdaq is open for the transaction of business.

The Company acknowledges and agrees that the Agent shall have no obligation to sell the Placement Securities in the event that an offer or sale of the Shares on behalf of the Company may, in the reasonable judgment of the Agent, constitute the sale of a “block” under Rule 10b-18(a)(5) under the Exchange Act or a “distribution” within the meaning of Rule 100 of Regulation M under the Exchange Act or the Agent reasonably believes that it may be deemed to be an “underwriter” under the Securities Act in a transaction that is other than by means of ordinary brokers’ transactions; and the Agent covenants and agrees not to make any sales of the Shares on behalf of the Company that constitute the sale of a “block” under Rule 10b-18(a)(5) under the Exchange Act or a “distribution” within the meaning of Rule 100 of Regulation M unless the Company and the Agent mutually agree.

SECTION 4. Suspension of Sales. The Company or the Agent may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Exhibit B, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Exhibit B), suspend or terminate any sale of Placement Securities; provided, however, that such suspension or termination shall not affect or impair either party’s obligations with respect to any Placement Securities sold hereunder prior to the receipt of such notice. Each of the parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals named on Exhibit B hereto, as such Exhibit may be amended from time to time.

SECTION 5. Representations and Warranties. The Company and the Adviser, jointly and severally, represent and warrant to the Agent as of the date hereof and as of each Representation Date (as defined below) on which a certificate is required to be delivered pursuant to Section 8(o) of this Agreement, as of each Applicable Time and as of each Settlement Date (each as defined below), and agree with the Agent, as follows:

(i) Registration Statement; Misstatements and Omissions. The Registration Statement on Form N-2 (File No. 333-283503) with respect to the Shares has been prepared by the Company in conformity with the requirements of the Securities Act, has been filed with the Commission and has been declared effective. The Company meets the requirements of and complies with the conditions for the use of Form N-2 under the Securities Act. Copies of the Registration Statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the Securities Act) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to the Agent. At the respective times the Registration Statement and any post-effective amendments thereto became effective and as of the date hereof, the Registration Statement (as amended or supplemented) complied and will comply in all material respects with the requirements of the Securities Act, contained or will contain all statements required to be stated therein by the Securities Act, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus (as amended or supplemented), as of its date, and as of the respective dates of any amendments or supplements thereto, and as of the date hereof, complied and will comply in all material respects with the requirements of the Securities Act and did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this Section 5(i) shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and conformity with information concerning the Agent furnished in writing by or on behalf of the Agent to the Company expressly for use in the Registration Statement or the Prospectus, it being understood and agreed that the only such information is that described in Section 12 herein.

The Commission has not issued an order preventing or suspending the use of the Registration Statement or the Prospectus, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been instituted or, to the Company’s knowledge, threatened by the Commission.

(ii) [Reserved].

(iii) Incorporation and Good Standing of the Company. The Company is a Maryland corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing, individually or in the aggregate, would not have, or reasonably be expected to have, a material adverse effect on (i) the business, assets, prospects, properties, financial condition or results of operations of the Company and its affiliates, taken as a whole, or (ii) the power or ability of the Company to perform its obligations under this Agreement (the occurrence of any such effect or any such prevention described in the foregoing clauses (i) and (ii) being referred to as a “Company Material Adverse Effect”).

(iv) Incorporation and Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a “Subsidiary” and collectively, the “Subsidiaries”) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of such Subsidiary’s business or the ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing, individually or in the aggregate, would not reasonably be expected to result in a Company Material Adverse Effect.

(v) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(vi) Authorization of the Shares. The Shares have been duly authorized by all requisite corporate action on the part of the Company for issuance and sale pursuant to the terms of this Agreement and, when issued and delivered by the Company pursuant to the terms of this Agreement against payment of the consideration set forth in the Prospectus will be validly issued, fully paid and non-assessable; and the issuance of the Shares is not subject to any preemptive rights.

(vii) Listing. The Common Stock has been duly listed on Nasdaq.

(viii) Capital Stock. The Company has the authorized equity capitalization set forth in the Registration Statement and the Prospectus. All outstanding capital stock of the Company has been duly authorized and validly issued, is fully paid and nonassessable and was not issued in violation of any preemptive or similar rights. The authorized, issued and outstanding shares of Common Stock conform in all material respects to the description thereof under the heading “Description of Our Common Stock” in the Registration Statement and the Prospectus, and organizational or governing documents of the Company and the dividend reinvestment plan with respect to the Common Stock conforms in all material respects to the descriptions thereof contained in the Prospectus. Other than as described or contemplated in the Registration Statement and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

(ix) No Violation of Existing Laws or Instruments. Except as disclosed in the Registration Statement and the Prospectus, none of the Company or its Subsidiaries is or, with the giving of notice or lapse of time or both, will be in violation or default of (i) any of the provisions of the organizational or governing documents of the Company or the applicable Subsidiary, (ii) any U.S. or non-U.S. law, rule or regulation applicable to the Company or the applicable Subsidiary, (iii) any order, judgment or decree applicable to the Company or the applicable Subsidiary, or by which any property or asset of the Company or the applicable Subsidiary may be bound or (iv) any of the terms and provisions of any loan or credit agreement, indenture, mortgage note or other agreement or instrument to which the Company is a party or by which the Company or any of its properties or assets is or may be bound; except with respect to clauses (ii) and (iv) above, for such violations or defaults that would not reasonably be expected to have a Company Material Adverse Effect.

(x) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby and compliance by the Company with its obligations hereunder do not and will not (i) conflict with or result in a violation of any of the provisions of the organizational or governing documents of the Company, (ii) conflict with or violate any U.S. or non-U.S. law, rule or regulation applicable to the Company, (iii) conflict with or violate any order, judgment or decree applicable to the Company or by which any property or asset of the Company is or may be bound or (iv) result in a breach of any of the terms or provisions of, or constitute a default (with or without due notice and/or lapse of time) under, any loan or credit agreement, indenture, mortgage, note or other agreement or instrument to which the Company is a party or by the Company or any of its properties or assets is or may be bound; except with respect to clauses (ii) and (iv) above, for such violations, or defaults that would not reasonably be expected to have a Company Material Adverse Effect.

(xi) No Further Authorizations or Approvals Required. No applicable judgments, decrees, consents, authorizations, approvals, orders, exemptions, registrations, qualifications or other actions of, or filing with or notice to, any governmental authority, the Commission or any other U.S. or non-U.S. regulatory or governmental authority (collectively, “Approvals”) are required in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated, except for (i) such Approvals which, considering all such Approvals in the aggregate, would not reasonably be expected to result in a Company Material Adverse Effect, (ii) those that have been made or obtained, (iii) any post-effective amendment to the Registration Statement adding certain documents related to the offering of the Shares as exhibits thereto, and (iv) filings as may be (w) required by the Securities Act, the Exchange Act or the Investment Company Act of 1940, as amended (collectively with the rules and regulations of the Commission promulgated thereunder, the “1940 Act”), (x) required by the Financial Industry Regulatory Authority (“FINRA”); (y) required by Nasdaq in connection with the listing of the Shares; or (z) as may be required to qualify the Shares for public offering by the Agent under state securities or Blue Sky laws.

(xii) No Material Changes. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (i) any material adverse change in the business, prospects, properties or assets, or in the results of operations, condition (financial or otherwise), business or operations of the Company and its Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, or (ii) except as otherwise disclosed in the Registration Statement and the Prospectus, (A) any transaction that is material to the Company or its Subsidiaries, taken as a whole, planned or entered into by the Company or any of its Subsidiaries, (B) any obligation, direct or contingent, that is material to the Company and its Subsidiaries, incurred by the Company or its Subsidiaries, taken as a whole, except obligations incurred in the ordinary course of business, (C) any material change in the capital stock or outstanding indebtedness of the Company or its Subsidiaries or (D) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company.

(xiii) No Material Actions or Proceedings. There is no action, suit, proceeding, inquiry or investigation pending or, to the knowledge of the Company, threatened in writing against the Company before or brought by any court or other governmental authority or arbitration board or tribunal, which is required to be disclosed in the Registration Statement or the Prospectus (other than as disclosed therein), or which might, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(xiv) Descriptions of Proceedings. All legal or governmental proceedings, agreements, instruments or other documents or arrangements of a character required to be described in the Registration Statement and the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed as required.

(xv) Independent Accountants. Deloitte & Touche LLP, which has certified certain financial statements of the Company incorporated by reference in the Registration Statement and the Prospectus, is an independent registered public accounting firm with respect to the Company and its Subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Exchange Act.

(xvi) Preparation of Financial Statements. The financial statements (including the related notes) of the Company incorporated by reference in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable requirements under the Securities Act and the Exchange Act; such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby and fairly present in all material respects the financial position of the entities purported to be covered thereby at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated; and the financial information contained in the Registration Statement and the Prospectus is derived from the accounting records of the Company and its Subsidiaries and fairly presents in all material respects the information purported to be shown thereby. No other financial statements or supporting schedules are required to be included in the Registration Statement and the Prospectus.

(xvii) Expense Disclosures. The expense summary information set forth in the Prospectus in the “Fees and Expenses” table has been prepared in accordance with the requirements of Form N-2 and any fee projections or estimates, if applicable, are reasonably based and comply in all material respects with the requirements of Form N-2.

(xviii) Disclosure Controls and Procedures. The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that material information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Exchange Act and that such information is communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(xix) Internal Control Over Financial Reporting. The Company maintains systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. There are no material weaknesses in the Company’s internal controls. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (x) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(xx) Intellectual Property Rights. The Company and each of its Subsidiaries own or possess, or can acquire on reasonable terms, sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted, or if such Intellectual Property Rights are not possessed such absence would not reasonably be expected to result in a Company Material Adverse Effect. The expected expiration of any of such Intellectual Property Rights would not result in a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any written notice of infringement or conflict with asserted Intellectual Property Rights of others, which (if subject to any unfavorable decision, ruling or finding or invalidity or unenforceability), singly or in the aggregate, would result in a Company Material Adverse Effect.

(xxi) All Necessary Permits, etc. The Company and each of its Subsidiaries possess such valid and current licenses, certificates, authorizations, consents, approvals or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except where the failure so to possess would not, singly or in the aggregate, result in a Company Material Adverse Effect, and neither the Company nor any Subsidiary is in violation of, in default under, or has received, or has any reason to believe that it will receive, any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such licenses, certificates, authorizations, consents, approvals or permits which, if the subject of an unfavorable decision, ruling or finding, singly or in the aggregate, would reasonably be expected to result in a Company Material Adverse Effect.

(xxii) Title to Property. The Company and each of its Subsidiaries has good and marketable title to all of the real and personal property and other assets reflected in the consolidated financial statements hereinabove described or described in the Registration Statement and the Prospectus, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, adverse claims and other defects, except as would not reasonably be expected, singly or in the aggregate, to result in a Company Material Adverse Effect.

(xxiii) Tax Law Compliance. The Company and its consolidated Subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns or have properly requested extensions thereof and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings. The Company has made adequate charges, accruals and reserves in its financial statements in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its Subsidiaries has not been finally determined, except as would not reasonably be expected, singly or in the aggregate, to result in a Company Material Adverse Effect.

(xxiv) Insurance. Each of the Company and its Subsidiaries is insured with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for its business including, but not limited to, policies covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes. The Company has no reason to believe that it or any Subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Company Material Adverse Effect.

(xxv) Company Not an “Investment Company.” The Company is not required, and upon the issuance and sale of the Shares as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement and the Prospectus will not be required, to register as an “investment company” within the meaning of the 1940 Act.

(xxvi) ERISA Compliance. The Company and each Subsidiary is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company and each Subsidiary would have any material liability; the Company and each Subsidiary has not incurred and does not expect to incur any material liability (i) under Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) for failure to meet the requirements of Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification.

(xxvii) Employees. The Company does not have any employees.

(xxviii) Foreign Corrupt Practices Act. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company and its Subsidiaries and, to the knowledge of the Company, the Company’s affiliates have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxix) Anti-Money Laundering Laws. The operations of the Company and its Subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the anti-money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending.

(xxx) Sanctions. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any of their respective directors, officers, agents, employees or affiliates is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions,” and each such subject or target, a “Sanctioned Person”), nor is the Company or any of its subsidiaries located, organized, or resident in a country or territory that is the subject or the target of Sanctions, including Russia, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine, any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Crimea, Cuba, Iran, North Korea and Syria, that broadly prohibit dealings with that country or territory (each, a “Sanctioned Territory”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding or facilitation, is a Sanctioned Person or Sanctioned Territory in each case, in any manner that will result in a violation by any person (including any person participating in the transaction, whether as initial purchaser, advisor, investor, or otherwise) of Sanctions.

(xxxi) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxxii) Portfolio Companies. Other than due to the acquisition or disposition of investments in the ordinary course of the Company’s business since March 31, 2025, the Company has duly authorized, executed and delivered and currently is a party to or payee with respect to the promissory notes and other agreements evidencing the investments described in the Registration Statement and the Prospectus under the caption “Portfolio Companies” at March 31, 2025 with corporations or other entities (each, a “Portfolio Company”). Except as otherwise disclosed in the Registration Statement and the Prospectus, as of the respective dates set forth therein, (i) the Company does not control (as such term is defined in Section 2(a)(9) of the 1940 Act) any of the Portfolio Companies and (ii) other than the Portfolio Companies and investments acquired in the ordinary course of the Company’s business since March 31, 2025, the Company does not own any investments.

(xxxiii) 1940 Act Compliance. The terms of the amended and restated investment management agreement, dated as of August 1, 2022 (the “Investment Advisory Agreement”), between the Company and the Adviser, including compensation terms, comply in all material respects with all applicable provisions of the 1940 Act and the Investment Advisers Act of 1940, as amended (collectively with the rules and regulations of the Commission promulgated thereunder, the “Advisers Act”), and the approvals by the board of directors and the Company’s stockholders, as applicable, of the Investment Advisory Agreement and this Agreement have been obtained in accordance with the requirements of Section 15 of the 1940 Act applicable to companies that have elected to be regulated as business development companies under the 1940 Act.

(xxxiv) BDC Election. The Company has elected to be regulated as a business development company under the 1940 Act and has filed with the Commission, pursuant to Section 54(a) of the 1940 Act, a duly completed and executed Form N-54A (the “Company BDC Election”); the Company has not filed with the Commission any notice of withdrawal of the Company BDC Election pursuant to Section 54(c) of the 1940 Act; the Company BDC Election remains in full force and effect and, to the Company’s actual knowledge, no order of suspension or revocation of such election under the 1940 Act has been issued or proceedings therefor initiated or threatened by the Commission. The operations of the Company are in compliance with the provisions of the 1940 Act applicable to business development companies, except where such non-compliance would not reasonably be expected to result in a Material Adverse Effect.

(xxxv) RIC Status. The Company is currently organized and operates in compliance in all material respects with the requirements to be taxed as, and has duly elected to be taxed as (which election has not been revoked), a regulated investment company under Subchapter M of the Code. The Company intends to direct the investment of the net proceeds received by it from the sale of the Shares in the manner specified in the Registration Statement and the Prospectus under the caption “Use of Proceeds” and in such a manner as to continue to comply with the requirements of Subchapter M of the Code.

(xxxvi) Related Party Transactions. There are no relationships or related-party transactions involving the Company or any of the Subsidiaries or any other person required to be described in the Registration Statement or the Prospectus which have not been described as required.

(xxxvii) Offering Materials. The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement and the Prospectus or other materials, if any, permitted by the Securities Act and the 1940 Act.

(xxxviii) No Association with FINRA. To the Company’s knowledge, there are no affiliations or associations between any member of FINRA and any of the Company’s officers, directors or 5% or greater security holders except as set forth in the Registration Statement and the Prospectus.

(xxxix) No Stabilization. Neither the Company, nor to the Company’s knowledge, any of its affiliates, has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares violation of any law, statute, regulation or rule applicable to the Company or its affiliates. The Company acknowledges that the Agent may engage in passive market-making transactions in the Shares on Nasdaq in accordance with Regulation M under the Exchange Act.

(xl) Data. The statistical, industry-related and market-related data, if any, included in the Registration Statement and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived in all material respects.

(xli) IT Systems. The Company and its Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of the information technology and computer systems, data and databases (collectively, “IT Systems”) used by the Company or any of its Subsidiaries and all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”) and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except, in each case, which, singly or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

Any certificate signed by or on behalf of the Company or the Adviser and delivered to the Agent or counsel for Agent in connection with this Agreement shall be deemed to be a representation and warranty by the Company or the Adviser (as applicable) as to the matters covered therein to the Agent.

SECTION 6. Representations and Warranties of the Adviser. The Adviser represents and warrants to the Agent as of the date hereof and as of each Representation Date on which a certificate is required to be delivered pursuant to Section 8(o) of this Agreement, as of each Applicable Time and as of each Settlement Date, and agrees with the Agent, as follows:

(i) Incorporation and Good Standing of the Adviser. The Adviser is a Delaware limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing, individually or in the aggregate, would not have, or reasonably be expected to have, a material adverse effect on (1) the business, assets, prospects, properties, financial condition or results of operation of the Adviser or (2) the power or ability of the Adviser to perform its obligations under this Agreement, the Investment Advisory Agreement or the administration agreement, dated as of September 27, 2016 (the “Administration Agreement”), between the Company and the Adviser (an “Adviser Material Adverse Effect”).

(ii) No Material Changes. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, there has not been (i) any material adverse change in the business, prospects, properties or assets described or referred to in the Registration Statement and the Prospectus, or in the results of operations, condition (financial or otherwise), business or operations of the Adviser, whether or not arising in the ordinary course of business, or (ii) except as otherwise expressly disclosed in the Registration Statement and the Prospectus, (A) any transaction that is material to the Adviser planned or entered into by the Adviser or (B) any obligation, direct or contingent, that is material to the Adviser and its subsidiaries, incurred by the Adviser, except obligations incurred in the ordinary course of business.

(iii) No Violation of Existing Laws or Instruments. The Adviser is not and, with the giving of notice or lapse of time or both, will it not be in violation or default of (i) any of the provisions of the organizational or governing documents of the Adviser, (ii) any U.S. or non-U.S. law, rule or regulation applicable to the Adviser, (iii) any order, judgment or decree applicable to the Adviser, or by which any property or asset of the Adviser may be bound or (iv) any of the terms and provisions of any loan or credit agreement, indenture, mortgage note or other agreement or instrument to which the Adviser is a party or by which the Adviser or any of its properties or assets is or may be bound; except with respect to clauses (ii) and (iv) above, for such violations or defaults that would not reasonably be expected to have an Adviser Material Adverse Effect.

(iv) No Conflicts. The execution, delivery and performance by the Adviser of this Agreement, the consummation of the transactions contemplated hereby and compliance by the Adviser with its obligations hereunder do not and will not (i) conflict with or result in a violation of any of the provisions of the organizational or governing documents of the Adviser, (ii) conflict with or violate any U.S. or non-U.S. law, rule or regulation applicable to the Adviser, (iii) conflict with or violate any order, judgment or decree applicable to the Adviser or by which any property or asset of the Adviser is or may be bound or (iv) result in a breach of any of the terms or provisions of, or constitute a default (with or without due notice and/or lapse of time) under, any loan or credit agreement, indenture, mortgage, note or other agreement or instrument to which the Adviser is a party or by the Adviser or any of its properties or assets is or may be bound; except with respect to clauses (ii) and (iv) above, for such violations or defaults that would not reasonably be expected to have an Adviser Material Adverse Effect.

(v) No Material Actions or Proceedings. There is no action, suit, proceeding, inquiry or investigation pending or, to the knowledge of the Adviser, threatened in writing against the Adviser before or brought by any court or other governmental authority or arbitration board or tribunal which (1) is required to be disclosed in the Registration Statement or the Prospectus (other than as disclosed therein) or (2) might individually or in the aggregate, reasonably be expected to have an Adviser Material Adverse Effect or a material adverse effect on the power or ability of the Adviser to perform its obligations under this Agreement, the Investment Advisory Agreement or the Administration Agreement, except as set forth in the Registration Statement and the Prospectus.

(vi) No Further Authorizations or Approvals Required. No Approvals are required in connection with the execution and delivery by the Adviser of this Agreement and the consummation of the transactions herein contemplated, except for (i) such Approvals which, considering all such Approvals in the aggregate, would not reasonably be expected to result in an Adviser Material Adverse Effect and (ii) those that have been made or obtained.

(vii) Advisers Act. The Adviser is duly registered with the Commission as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the 1940 Act from acting under the Investment Advisory Agreement for the Company. There does not exist any proceeding or, to the Adviser’s knowledge, any facts or circumstances the existence of which could reasonably be expected to lead to any proceeding, which might adversely affect the registration of the Adviser with the Commission.

(viii) Description of Adviser. The descriptions of the Adviser contained in the Registration Statement and the Prospectus do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(ix) Due Authorization. This Agreement, the Investment Advisory Agreement and the Administration Agreement have been duly authorized, executed and delivered by the Adviser. The Investment Advisory Agreement and the Administration Agreement are valid and binding obligations of the Adviser, enforceable against them in accordance with their terms, except as the enforcement thereof may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or law).

(x) Information Technology. The Adviser maintains data processing, communications and other technology systems sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iii) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Adviser has adopted policies and procedures reasonably designed to prevent data breaches and other breaches of applicable privacy laws.

(xi) Labor Matters. The Adviser is not aware that (i) any executive, key employee or significant group of employees of the Adviser (to the extent any such person devotes substantive attention to matters involving the Company) plans to terminate employment with the Adviser, or (ii) any such executive or key employee is subject to any non-compete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Adviser except where such termination or violation would not reasonably be expected to have an Adviser Material Adverse Effect.

(xii) All Necessary Permits, etc. The Adviser possesses such valid and current licenses, certificates, authorizations, consents, approvals or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct its businesses, except where the failure so to possess would not, singly or in the aggregate, result in an Adviser Material Adverse Effect, and the Adviser is not in violation of, in default under, or has received, or has any reason to believe that it will receive, any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such licenses, certificates, authorizations, consents, approvals or permits which, if the subject of an unfavorable decision, ruling or finding, singly or in the aggregate, would reasonably be expected to result in an Adviser Material Adverse Effect.

(xiii) IT Systems. The Adviser is not aware of any security breach or incident, unauthorized access or disclosure, or other compromise relating to IT Systems used by the Adviser. The Adviser’s IT systems are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Adviser as currently conducted, and, to the knowledge of the Adviser, are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, except, in each case, which, singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. The Adviser has implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all material IT Systems and data (including Personal Data) used in connection with their business, and there have been no breaches, violations, outages or unauthorized uses of or access to the same, except, in each case, which, singly or in the aggregate, would not reasonably be expected to have an Adviser Material Adverse Effect. The Adviser is presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of the IT Systems used by the Adviser and all Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except, in each case, which, singly or in the aggregate, would not reasonably be expected to have an Adviser Material Adverse Effect.

SECTION 7. Sale and Delivery to the Agent; Settlement.

(a) Sale of Placement Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon the Agent’s acceptance of the terms of a Placement Notice or upon receipt by the Agent of an Acceptance, as the case may be, and unless the sale of the Placement Securities described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the Agent, for the period specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities in negotiated transactions or transactions that are deemed to be “at the market” offerings up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). Each of the Company and the Adviser acknowledges and agrees that (i) there can be no assurance that the Agent will be successful in selling Placement Securities, and (ii) the Agent will not incur any liability or obligation to the Company or the Adviser or any other person or entity if it does not sell Placement Securities for any reason other than a failure by the Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities as required under this Section 7 and (iii) the Agent shall not be under any obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise agreed by the Agent in the Placement Notice (as amended by the corresponding Acceptance, if applicable).

(b) Settlement of Placement Securities. Unless otherwise specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), settlement for sales of Placement Securities will occur on the first (1st) Trading Day following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Securities sold (the “Net Proceeds”) will be equal to the aggregate offering price received by the Agent at which such Placement Securities were sold, after deduction for (i) the Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, and (ii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(c) Delivery of Placement Securities. On or before each Settlement Date, the Company will, or will cause its transfer agent (the “Transfer Agent”) to, electronically transfer the Placement Securities being sold by crediting the Agent’s or its designee’s account (provided the Agent shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered Shares in good deliverable form. The Agent will deliver the related Net Proceeds in same day funds to an account designated by the Company prior to the Settlement Date. The Company agrees that if the Company, or the Transfer Agent (if applicable), defaults in its obligation to deliver Placement Securities on a Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 11(a) and Section 12 hereto, it will (i) hold the Agent harmless against any loss, liability, claim, damage, or expense whatsoever (including reasonable and documented legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or the Transfer Agent (if applicable) and (ii) pay to the Agent any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

(d) Denominations; Registration. The Placement Securities shall be registered in such names as the Agent may request in writing before the Settlement Date. The Company shall deliver the Placement Securities, if any, through the facilities of The Depository Trust Company unless the Agent shall otherwise instruct.

(e) Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Shares, if after giving effect to the sale of such Shares, the aggregate offering price of the Shares sold pursuant to this Agreement would exceed the lesser of (A) together with all sales of Shares under this Agreement, the Maximum Amount, (B) the amount available for offer and sale under the currently effective Registration Statement, (C) the amount authorized from time to time to be issued and sold under this Agreement by the Company and notified to the Agent in writing. Under no circumstances shall the Company cause or request the offer or sale of any Shares pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company and notified to the Agent in writing. Further, under no circumstances shall the aggregate offering price of Shares sold pursuant to this Agreement, including any separate underwriting or similar agreement covering principal transactions described in Section 1 of this Agreement, exceed the Maximum Amount.

SECTION 8. Covenants of the Company. The Company covenants with the Agent as follows:

(a) Registration Statement. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Securities is required to be delivered by the Agent under the Securities Act, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement, other than documents incorporated by reference, relating to the Placement Securities unless the Company has furnished the Agent a copy for its review prior to filing and will not file any such proposed amendment, supplement or Rule 462(b) Registration Statement to which the Agent reasonably objects. Subject to the foregoing sentence, if the filing of the Prospectus is otherwise required under Rule 424, the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Agent, which approval shall not be unreasonably withheld, with the Commission pursuant to Rule 424 within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Securities is required to be delivered by the Agent under the Securities Act, the Company will promptly advise the Agent (1) when the Prospectus, and any supplement thereto, will have been filed (if required) with the Commission pursuant to Rule 424 or when any Rule 462(b) Registration Statement will have been filed with the Commission, (2) when any amendment to the Registration Statement will have been filed or become effective, (3) of any request by the Commission or its staff for any amendment of the Registration Statement or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or, to the knowledge of the Company, threatening of any proceeding for that purpose, (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose, (6) the effectiveness of any post-effective amendment to the Registration Statement or any new registration statement relating to the Shares or the filing of any supplement or amendment to the Prospectus, (7) the receipt of any comments from the Commission, and (8) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Shares. The Company will use reasonable efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(b) Filings. Prior to the termination of the offering of the Shares, the Company shall (i) file, on a timely basis, with the Commission all reports and documents required to be filed under Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act; and (ii) either (A) include in its quarterly reports on Form 10-Q (“10-Q Filing”) and its annual reports on Form 10-K (“10-K Filing”), a summary detailing, for the relevant reporting period, (1) the number of Shares sold through the Agent pursuant to this Agreement and (2) the net proceeds received by the Company from such sales or (B) prepare a prospectus supplement containing, or include in such other filing permitted by the Securities Act or Exchange Act (each an “Interim Prospectus Supplement”), such summary information and, at least once a quarter and subject to this Section 8, file such Interim Prospectus Supplement pursuant to Rule 424(b) under the Securities Act (and within the time periods required by Rule 424(b) and Rule 430B under the Securities Act). Notwithstanding the foregoing, without the prior written consent of each of the Company and the Agent, no sales of any Shares shall take place, and the Company shall not request the sale of any Shares that would be sold, and the Agent shall not be obligated to sell, (i) during any period in which the Company is in possession of material non-public information or (ii) to the extent the Company releases its earnings for its most recent quarterly period or fiscal year, as applicable (an “Earnings Release”) before the related Form 10-Q Filing or Form 10-K Filing, during the period beginning on the date of the Earnings Release and ending on the date of the Form 10-Q Filing or Form 10-K Filing, as applicable.

(c) Delivery of Registration Statement and Prospectus. The Company will deliver to, or upon the order of, the Agent, from time to time, as many copies of the Prospectus as the Agent may reasonably request. The Company will deliver to, or upon the order of, the Agent during the period when delivery of a Prospectus is required under the Securities Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Agent may reasonably request. Notwithstanding the foregoing, the Company shall not be required to furnish any document (other than the Prospectus) to the Agent to the extent such document is available on EDGAR

(d) Continued Compliance with Securities Laws. If at any time when the Prospectus is required by the Securities Act or the Exchange Act to be delivered in connection with sales of the Shares, any event will occur or condition will exist as a result of which it is necessary, in the reasonable opinion of outside counsel to the Agent or the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it will be necessary, in the reasonable opinion of such outside counsel, at any such time to amend the Registration Statement, or to amend or supplement the Prospectus in order to comply with the requirements of the Securities Act, the Company will (i) promptly prepare and file with the Commission, such amendment, supplement or new registration statement as may be necessary to correct such statement or omission or to comply with such requirements, provided that the Company shall not make any filing to which the Agent reasonably objects, (ii) use its best efforts to have such amendment declared effective as soon as practicable, and (iii) furnish to the Agent, without charge, such number of copies of such amendment or supplement as the Agent may reasonably request.

(e) Blue Sky and Other Qualifications. The Company will cooperate with the Agent in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Agent may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose; provided the Company will not be required to qualify as a foreign corporation, to become subject to taxation as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Agent may reasonably request for distribution of the Shares.

(f) Rule 158. The Company will make generally available to its security holders, as soon as it is practicable to do so, an earnings statement or statements (which need not be audited), which will satisfy the requirements of Section 11(a) of the Securities Act and Rule 158 under the Securities Act and will advise the Agent in writing when such statement has been so made available.

(g) Use of Proceeds. The Company will apply the net proceeds of its sale of the Shares as set forth in the Registration Statement and the Prospectus.

(h) Listing. During any period in which the Prospectus relating to the Placement Securities is required to be delivered by the Agent under the Securities Act with respect to a pending sale of the Placement Securities, the Company will use its best efforts to cause the Placement Securities to be duly authorized for listing on the Nasdaq prior to the time of issuance.

(i) Filings with Nasdaq. The Company will timely file with Nasdaq all material documents and notices required by Nasdaq of companies that have or will issue securities that are traded on Nasdaq.

(j) Reporting Requirements. The Company, during any period when the Prospectus is required to be delivered under the Securities Act, will file all documents required to be filed with the Commission pursuant to the Investment Company Act within the time periods required by the Investment Company Act.

(k) Notice of Other Sales. During the pendency of any Placement Notice (as amended by the corresponding Acceptance, if applicable) given hereunder, the Company shall provide the Agent notice as promptly as reasonably possible before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any shares of Common Stock (other than Placement Securities offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for shares of Common Stock warrants or any rights to purchase or acquire shares of Common Stock.

(l) Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Placement Securities, advise the Agent promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to the Agent pursuant to this Agreement.

(m) Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by the Agent or its agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company’s principal offices, as the Agent may reasonably request. The parties acknowledge that unless duly waived by the Agent, the due diligence review contemplated by this Section 8(m) will include, without limitation, during the term of this Agreement a quarterly diligence conference to occur within five business days after each 10-Q Filing or 10-K Filing whereby the Company will make its senior corporate officers available to address diligence inquiries of the Agent and will provide such additional information and documents as the Agent may reasonably request.

(n) [Reserved.]

(o) Representation Dates; Certificates. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and:

(1) each time the Company:

(i)

files the Prospectus relating to the Placement Securities or amends or supplements the Registration Statement or the Prospectus relating to the Placement Securities by means of a post-effective amendment, sticker, or supplement relating to the Placement Securities;

(ii)	files all annual report on Form 10-K under the Exchange Act; or

(iii)	files a quarterly report on Form 10-Q under the Exchange Act; and

(2) at any other time reasonably requested by the Agent (each such date of filing of one or more of the documents referred to in clauses (1)(i) through (iii) and any time of request pursuant to this Section 8(o) shall be a “Representation Date”), the Company and the Adviser shall furnish the Agent with a certificate, in the form attached hereto as Exhibit D-1 and D-2, respectively, within three (3) Trading Days of any Representation Date. The requirement to provide a certificate under this Section 8(o) shall be waived for any Representation Date occurring at a time at which no Placement Notice (as amended by the corresponding Acceptance, if applicable) is pending, which waiver shall continue until the date the Company delivers a Placement Notice hereunder. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Securities following a Representation Date when the Company relied on such waiver and did not provide the Agent with a certificate under this Section 8(o), then before the Company delivers the Placement Notice or the Agent sells any Placement Securities, each of the Company and the Adviser shall provide the Agent with a certificate, in the form attached hereto as Exhibit D-1 and D-2, as applicable, dated the date of the Placement Notice.

(p) Company Legal Opinions. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement, each time Shares are delivered to the Agent as principal on a Settlement Date and within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit D for which no waiver is applicable, the Company shall cause to be furnished to the Agent (i) written opinions and negative assurances letter of Davis Polk & Wardwell LLP (“Company Counsel”), or other counsel satisfactory to the Agent, in form and substance reasonably satisfactory to the Agent and its counsel, dated the date that such opinion and letter are required to be delivered and (ii) written opinions of Venable LLP, special Maryland counsel for the Company (“Maryland Counsel”), in form and substance reasonably satisfactory to the Agent and its counsel, dated the date that the opinion is required to be delivered, regarding matters relating to Maryland law; provided, however, that in lieu of such opinions for subsequent Representation Dates, any such counsel may furnish the Agent with a letter (a “Reliance Letter”) to the effect that the Agent may rely on a prior opinion delivered under this Section 8(p) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(q) Opinion of Counsel for the Agent. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement, each time Shares are delivered to the Agent as principal on a Settlement Date and within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit D for which no waiver is applicable, the Agents shall have received written opinions Kirkland & Ellis LLP, counsel for the Agent, dated such date, in form and substance reasonably satisfactory to the Agent; provided, however, that in lieu of such opinions for subsequent Representation Dates, any such counsel may furnish the Agents with a Reliance Letter to the effect that the Agents may rely on a prior opinion delivered under this Section 10(e) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(r) Comfort Letter. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement, each time Shares are delivered to the Agent as principal on a Settlement Date, within three (3) Trading Days after the date of a Form 10-K Filing or Form 10-Q Filing and each time that the Registration Statement is amended or the Prospectus supplemented to include additional or amended financial information (the “Comfort Letter Triggering Event”), the Company shall cause its independent accountants to furnish the Agent letters (the “Comfort Letters”), dated the date the Comfort Letter is delivered, in form and substance satisfactory to the Agent, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter. The requirement to provide a Comfort Letter under this Section 8(r) shall be waived if at the time of the Comfort Letter Triggering Event there is no Placement Notice outstanding. Notwithstanding the foregoing, if the Company subsequently decides to issue a Placement Notice, the Company shall provide the Agent with a Comfort Letter prior to the issuance of such Placement Notice.

(s) Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of shares of Common Stock or (ii) sell, bid for, or purchase Shares to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of Shares to be issued and sold pursuant to this Agreement other than the Agent; provided, however, that the Company may bid for and purchase shares of Common Stock in accordance with Rule 10b-18 under the Exchange Act.

(t) Securities Act and Exchange Act. The Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Securities as contemplated by the provisions hereof and the Prospectus.

(u) Sarbanes-Oxley Act. The Company will use commercially reasonable efforts to comply with all applicable securities and other applicable laws, rules and regulation, including the Sarbanes-Oxley Act of 2002, and will use commercially reasonable efforts to cause the Company’s directors and officers, in their capabilities, as such, to comply with such laws, rules and regulations, including the provisions of Sarbanes-Oxley Act of 2002.

(v) [Reserved].

(w) Status as Regulated Investment Company. The Company will use reasonable best efforts to comply with the requirements to qualify as a regulated investment company under Subchapter M of the Code with respect to any fiscal year in which the Company is an investment company under the Investment Company Act.

(x) Additional Sales Materials. Except by means of the Registration Statement, the Prospectus or as otherwise agreed by the parties, the Company (including its agents and representatives, other than the Agent in its capacity as such) will not make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405 under the Securities Act), including without limitation any advertisement as defined in Rule 482 under the Securities Act, required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Shares hereunder; provided, that the foregoing shall not prohibit the Company from (i) making its required filings with the Commission or the dissemination thereof as required by the federal securities laws, state law or the rules and regulations of the Nasdaq and (ii) disseminating any additional sales material used in connection with the Registration Statement other than in connection with the offer and sale of Shares hereunder.

SECTION 9. Payment of Expenses. The Company will pay all of its own expenses incident to the performance of its obligations under this Agreement, including, but not limited to, expenses relating to (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto, (ii) the word processing, printing and delivery to the Agent of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Securities, (iii) the preparation, issuance and delivery of the certificates for the Placement Securities to the Agent, including any security or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Placement Securities to the Agent, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) filing fees and the reasonable fees and disbursements of counsel for the Agent in connection with the qualification or exemption of the Placement Securities under state securities laws in accordance with the provisions of Section 8(e) hereof, and in connection with the preparation of a state securities law or “blue sky” survey and any supplements thereto not to exceed $5,000, (vi) the fees and disbursements associated with the review of the Registration Statement and the offering of shares by FINRA not to exceed $5,000, (vii) the printing and delivery to the Agent of copies of the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Agent to investors, (viii) the fees and expenses of the Transfer Agent for the Shares, (ix) the reasonable fees and disbursements of counsel to the Agent in an aggregate amount of $85,000 in connection with the entry into this Agreement and up to $40,000 per fiscal year during the term of this Agreement, and (x) the fees and expenses incurred in connection with the listing of the Placement Securities on Nasdaq.

SECTION 10. Conditions of the Agent’s Obligations. The obligations of the Agent hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties of the Company and the Adviser contained in this Agreement or in certificates of any officer of the Company or the Adviser the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement shall have become effective and shall be available for (i) all sales of Placement Securities issued pursuant to all prior Placement Notices (each as amended by a corresponding Acceptance, if applicable) and (ii) the sale of all Placement Securities contemplated to be issued by any Placement Notice (as amended by the corresponding Acceptance, if applicable).

(b) No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, including any notice objecting to the use of the Registration Statement or similar order pursuant to Section 8 of the Securities Act having been issued and proceedings therefor initiated, or to the knowledge of the Company, threatened by the Commission; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus untrue in any material respect or that requires the making of any changes in the Registration Statement or the related Prospectus or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) No Company Material Adverse Effect. Except as contemplated in the Prospectus, no Company Material Adverse effect shall have occurred.

(d) Opinion of Counsel for Company. The Agent shall have received (i) the favorable opinion and negative assurances letter of Company Counsel and (ii) the favorable opinion of Maryland Counsel, each as required to be delivered pursuant to Section 8(p) on or before the date on which such delivery of such opinion is required pursuant to Section 8(p).

(e) Opinion of Counsel for Agent. The Agent shall have received the favorable opinion and negative assurances letter of counsel for Agent as required to be delivered pursuant to Section 8(q) on or before the date on which such delivery of such opinion is required pursuant to Section 8(q)

(f) Representation Certificate. The Agent shall have received the certificate required to be delivered pursuant to Section 8(o) on or before the date on which delivery of such certificate is required pursuant to Section 8(o).

(g) Accountant’s Comfort Letter. The Agent shall have received the Comfort Letter required to be delivered pursuant Section 8(q) on or before the date on which such delivery of such comfort letter is required pursuant to Section 8(q).

(h) Approval for Listing. The Placement Securities shall either have been (i) approved for listing on the Nasdaq, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Placement Securities on the Nasdaq at, or prior to, the issuance of any Placement Notice.

(i) No Suspension. Trading in shares of Common Stock shall not have been suspended on Nasdaq.

(j) Additional Documents. On each date on which the Company is required to deliver a certificate pursuant to Section 8(o), counsel for the Agent shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement.

(k) Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

(l) No Action. No action, suit, proceeding, inquiry or investigation shall have been instituted or threatened by the Commission which would adversely affect the Company’s standing as a BDC under the Investment Company Act or the standing of the Adviser as a registered investment adviser under the Advisers Act.

(m) Termination of Agreement. If any condition specified in this Section 10 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Agent by notice to the Company, and such termination shall be without liability of any party to any other party except as provided in Section 9 hereof and except that, in the case of any termination of this Agreement, Sections 5, 11, 12, 13, 18 and 21 hereof shall survive such termination and remain in full force and effect.

SECTION 11. Indemnification and Contribution.

(a) Indemnification by the Company/Adviser. The Company and the Adviser, jointly and severally, agree to indemnify and hold harmless the Agent, the directors, officers, employees and agents of the Agent and each person, if any, who controls the Agent within the meaning of either Section 15 of the Securities Act or Section 20(a) of the Exchange Act:

(i) against any and all loss, liability, claim, damage and expense whatsoever, arising out of any untrue or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof (and including any post-effective amendment) or the Prospectus or in any sales material (or any amendment or supplement to any of the foregoing), or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that any such settlement is effected with the written consent of the Company; and

(iii) against any and all out-of-pocket expense whatsoever, as incurred (including the reasonable and documented fees and disbursements of counsel chosen by the Agent), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto),it being understood and agreed that the only such information is that described in Section 12 herein.

(b) Indemnification by the Agent. The Agent agrees to indemnify and hold harmless the Company and the Adviser, each of their respective directors, each of their respective officers who signed the Registration Statement, and each person who controls the Company or the Adviser within the meaning of either Section 15 of the Securities Act or Section 20(a) of the Exchange Act, to the same extent as the indemnity from the Company and the Adviser to the Agent set forth in Section 11(a)(i), and the proviso thereto, but only with reference to written information relating to the Agent furnished to the Company by or on behalf of the Agent specifically for inclusion in the documents referred to in the foregoing indemnity. The Agent agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any loss, claim, damage, liability or action to which they are entitled to indemnification pursuant to this Section 11(b). This indemnity agreement will be in addition to any liability which the Agent may otherwise have.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 11, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in Section 11 shall be available to any party who shall fail to give notice as provided in this Section 11(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 11. In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred the reasonable and documented fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the reasonable and documented fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. Such firm shall be designated in writing by the Agent in the case of parties indemnified pursuant to Section 11(a) and by the Company in the case of parties indemnified pursuant to Section 11(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

(d) To the extent the indemnification provided for in Section 11 is unavailable to or insufficient to hold harmless an indemnified party under Section 11(a) or (b) above in respect of any losses, liabilities, claims, damages or expenses (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Adviser, on the one hand, and the Agent, on the other, from the issuance and sale of Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company or the Adviser, on the one hand, and the Agent, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Adviser, on the one hand, and the Agent, on the other, shall be deemed to be in the respective proportions as the total net proceeds from the issuance and sale of the Shares (before deducting expenses) received by the Company and the total fees received by the Agent, bear to the aggregate offering price of the Shares. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Agent, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Adviser and the Agent agree that it would not be just and equitable if contributions pursuant to this Section 11(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 11(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 11(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11(d), (i) the Agent shall not be required to contribute any amount in excess of the fees received by it and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) Any contribution by the Company and the Adviser shall be subject to the requirements and limitations of Section 17(i) of the 1940 Act and Investment Company Act Release 11330, as amended or updated.

SECTION 12. Information Furnished by the Agent. The name of the Agent set forth on the cover page of the Prospectus and the statements set forth in the seventh paragraph and the eleventh paragraph under the caption “Plan of Distribution” in the Prospectus constitute the only information furnished by or on behalf of the Agent as such information is referred to in Sections 5 and 11 hereof.

SECTION 13. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company, or the Adviser submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agent, or by or on behalf of the Company or the Adviser, and shall survive delivery of the Shares to the Agent.

SECTION 14. Termination of Agreement.

(a) Termination; General. The Agent may terminate this Agreement, by notice to the Company, as hereinafter specified at any time if (x) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement and the Prospectus, there has been any material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operation of the Company or the Adviser, which would, in the Agent’s judgment, make it impracticable or inadvisable to proceed with the sale of the Placement Securities on the terms and in the manner contemplated in the Registration Statement and the Prospectus, or (y) there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the Nasdaq Stock Market; (ii) a suspension or material limitation in trading in the Company’s securities on Nasdaq; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the Agent’s judgment makes it impracticable or inadvisable to proceed with the sale of the Placement Securities on the terms and in the manner contemplated in the Registration Statement and the Prospectus, or (z) there shall have occurred any downgrading, or any notice or announcement shall have been given or made of (i) any intended or potential downgrading or (ii) any watch, review or possible change that does not indicate an affirmation or improvement, in the rating accorded any securities of or guaranteed by the Company by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Securities Act.

(b) Termination by the Company. The Company shall have the right, by giving three (3) days notice, unless such notice is waived by the recipient, as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement.

(c) Termination by the Agent. The Agent shall have the right, by giving three (3) days notice, unless such notice is waived by the recipient, as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement.

(d) Automatic Termination. Unless earlier terminated pursuant to this Section 14, this Agreement shall automatically terminate upon the issuance and sale of Placement Securities through the Agent on the terms and subject to the conditions set forth herein with an aggregate offering price equal to the amount set forth in Section 1 of this Agreement.

(e) Continued Force and Effect. This Agreement shall remain in full force and effect unless terminated pursuant to Sections 10(m), 14(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties.

(f) Effectiveness of Termination. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Securities, such Placement Securities shall settle in accordance with the provisions of this Agreement.

(g) Liabilities. If this Agreement is terminated pursuant to this Section 14, such termination shall be without liability of any party to any other party except as provided in Section 9 hereof, and except that, in the case of any termination of this Agreement, Section 5, Section 11, Section 12, Section 13, Section 18 and Section 21 hereof shall survive such termination and remain in full force and effect.

SECTION 15. Notices. Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agent shall be directed to Lucid Capital Markets, LLC, 570 Lexington Ave., 40th Floor, New York, New York 10022, Attention: Jeffrey Caliva, with a copy to Kirkland & Ellis LLP, 1301 Pennsylvania Avenue NW, Washington, DC 20004, Attention: William J. Tuttle, P.C.; if sent to the Company or the Adviser, will be mailed, delivered or telegraphed and confirmed to them at Great Elm Capital Corp., 3801 PGA Boulevard, Suite 603, Palm Beach Gardens, FL 33410, Attention: Adam Kleinman, with a copy to Davis Polk & Wardwell LLP, 450 Lexington Ave, New York, New York 10017, Attention: Hillary Coleman.

SECTION 16. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and will inure to the benefit of the officers and directors and controlling persons referred to in Section 11 hereof, and no other person will have any right or obligation hereunder.

SECTION 17. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

SECTION 18. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in The City and County of New York or in the U.S. District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. Each of the Company and the Adviser hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against the Agent or any Agent Indemnified Party. Each of the Agent and the Adviser and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. Each of the Company and the Adviser agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and the Adviser and may be enforced in any other courts to the jurisdiction of which the Company or the Adviser is or may be subject, by suit upon such judgment.

SECTION 19. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

SECTION 20. Merger. This Agreement constitutes the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

SECTION 21. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means the time of each sale of any Shares pursuant to this Agreement.

“Business Day” means any day other than a Saturday, Sunday or a day on which Nasdaq is closed or on which commercial banks located in New York City are required or authorized by law to close.

SECTION 22. Absence of Fiduciary Relationship. Each of the Company and the Adviser, severally and not jointly, acknowledges and agrees that:

(a) The Agent is acting solely as agent and/or principal in connection with the public offering of the Shares and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Company or any of its respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and the Agent, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not the Agent has advised or is advising the Company on other matters, and the Agent does not have any obligation to the Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

(b) the public offering price of the Shares set forth in this Agreement was not established by the Agent;

(c) it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(d) the Agent has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(e) it is aware that the Agent and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Agent has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(f) it waives, to the fullest extent permitted by law, any claims it may have against the Agent for breach of fiduciary duty or alleged breach of fiduciary duty relating to or arising under this Agreement and agrees that Agent shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, employees or creditors of Company.

[Signature Page Follows.]

If the foregoing is in accordance with your understanding of our agreement, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company, the Adviser and the Agent.

Very truly yours,

GREAT ELM CAPITAL CORP.

By:	/s/ Matt Kaplan
Name: Matt Kaplan
Title: President and Chief Executive Officer

GREAT ELM CAPITAL MANAGEMENT, LLC

By:	/s/ Adam Kleinman
Name: Adam Kleinman
Title: General Counsel and Chief Compliance Officer

CONFIRMED AND ACCEPTED, as of the date first above written:

LUCID CAPITAL MARKETS, LLC

By:	/s/ Jeffrey Caliva
Name:	Jeffrey Caliva
Title:	Managing Director

EXHIBIT A

FORM OF PLACEMENT NOTICE

From:	[ ]

Cc:	[ ]

To:	[ ]

Subject: Equity Distribution—Placement Notice

Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement between Great Elm Capital Corp. (the “Company”), Great Elm Capital Management, LLC and Lucid Capital Markets, LLC (the “Agent”), dated May 6, 2025 (the “Agreement”), I hereby request on behalf of the Company that the Agent sell shares of the Company’s common stock, $0.01 par value per share, have an aggregate up to $[•] at a minimum offering price of $[•] per share, to be issued and sold in accordance with the terms of the Agreement.

ADDITIONAL SALES PARAMETERS MAY BE ADDED, SUCH AS THE TIME PERIOD IN WHICH SALES ARE REQUESTED TO BE MADE, SPECIFIC DATES THE SHARES MAY NOT BE SOLD ON, THE MANNER IN WHICH SALES ARE TO BE MADE BY THE AGENT, AND/OR THE CAPACITY IN WHICH LADENBURG MAY ACT IN SELLING SHARES (AS PRINCIPAL, AGENT, OR BOTH)

A-1

EXHIBIT B

AUTHORIZED INDIVIDUALS FOR

PLACEMENT NOTICES AND ACCEPTANCES

Lucid Capital Markets, LLC

Name	Email
Jeffrey Caliva	***
Steven Kaplan	***
Kenneth Brush	***
Jeffrey Klinge	***
Amy Furuno	***

B-1

Great Elm Capital Corp.

Name	Email
Adam Kleinman	***

B-2

EXHIBIT C

COMPENSATION

The Agent shall be paid compensation up to 2.0% of the gross sales price of Shares sold pursuant to the terms of this Agreement.

C-1

EXHIBIT D-1

OFFICERS’ CERTIFICATE

The undersigned officer of Great Elm Capital Corp. (the “Company”), does hereby certify on behalf of the Company pursuant to the Equity Distribution Agreement, dated May 6, 2025 (the “Distribution Agreement”), by and among the Company, Great Elm Capital Management, LLC, on the one hand, and Lucid Capital Markets, LLC, on the other hand, in connection with the issuance and sale of Shares, as follows:

(i)	Except as contemplated by the Prospectus, no Company Material Adverse Effect has occurred.

(ii)

The representations and warranties of the Company in Section 5 of the Distribution Agreement (A) subject to qualifications and exceptions contained therein relating to materiality or Company Material Adverse Effect (as defined in the Distribution Agreement), are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date.

(iii)	No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened.

(iv)

The Company has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied under the Distribution Agreement on or before the date hereof.

Terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Distribution Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date set forth in the caption to this certificate.

GREAT ELM CAPITAL CORP.

By:
Name:
Title:

EXHIBIT D-2

OFFICERS’ CERTIFICATE

The undersigned officer of Great Elm Capital Management, LLC (the “Adviser”), does hereby certify on behalf of the Adviser pursuant to the Equity Distribution Agreement, dated May 6, 2025 (the “Distribution Agreement”), by and among the Great Elm Capital Corp. and the Adviser, on the one hand, and Lucid Capital Markets, LLC, on the other hand, in connection with the issuance and sale of Shares, as follows:

(i)

The representations and warranties of the Adviser in Section 6 of the Distribution Agreement (A) subject to qualifications and exceptions contained therein relating to materiality or Adviser Material Adverse Effect (as defined in the Distribution Agreement), are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date.

(ii)

The Adviser has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied under the Distribution Agreement on or before the date hereof.

Terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Distribution Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date set forth in the caption to this certificate.

GREAT ELM CAPITAL
MANAGEMENT, LLC

By:
Name:
Title: